Exhibit 99.1

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation Reports
Third Quarter and Nine Month 2009 Results

Phoenix AZ, October 22, 2009- Southern Copper Corporation (SCC) (NYSE and LSE: PCU)

•
Third quarter (“3Q09”) and nine month 2009 (“9M09”) net sales were $1,151.8 million and $2,598.3 million, respectively, compared to $1,440.1 million and $4,401.1 million in the 3Q08 and the 9M08, respectively, primarily as result of lower metal prices partially offset by an increase in the sales volume of all of the Company’s metal products.

•
Cost reductions have continued to improve the Company’s results.  Operating cash cost per pound of copper, net of by-products credit, decreased from 50.9 cents in the 2Q09 to 27.4 cents per pound in 3Q09. This lower cash cost was the result of higher productivity and operational efficiencies as well as higher by-product prices.

•	EBITDA in 3Q09 was $591.8 million compared to $380.4 million in 2Q09, an increase of $211.4 million or 55.6%. EBITDA in the 9M09 amounted to $1,197.9 million.

•
Diluted income per share for the 3Q09 was 37 cents compared to diluted income per share of 21 cents in the 2Q09.  Net income attributable to SCC totaled $312.5 million in 3Q09, an increase of 78.6% compared to the 2Q09.

•
3Q09 copper mined, smelted and refined was 1.3%, 8.3% and 5.6% higher than in the 3Q08, respectively. In addition, the Company increased its production of molybdenum mined by 14.3%; zinc mined and refined by 3.5% and 4.2%, respectively, and silver mined and refined, by 9.6% and 7.6%, respectively.

•	On October 19, 2009, the Board of Directors authorized a dividend of 18 cents per share to be paid on November 24, 2009 to shareholders of record at the close of business on November 5, 2009.

•
The Company continues with the development of the Tia Maria project.  Once completed, this project is expected to increase annual copper production by 120,000 tons and is scheduled to commence operations in 2011.  Another ongoing project is the Toquepala concentrator expansion which is expected to increase annual copper output by 100,000 tons of copper per year and 3,100 tons of molybdenum per year starting in 2012. The Company also continues the development of the El Arco project, which is expected to have an annual production of 190,000 tons of copper and 105,000 ounces of gold.

Commenting on the Company’s results for 3Q09, Mr. German Larrea, Chairman of SCC's Board said: “The Company’s 3Q09 sales of $1,152 million and net earnings of $313 million are 40% and 79% higher than in the 2Q09 and reflect the continuing recovery of copper and other metal products prices, as well as companywide productivity improvements which have contributed to an increase of SCC’s production and sales.  We believe that the copper market outlook remains strong for the next few years and anticipate further improvements in our results.  We have also reviewed our cash flow outlook for the next few years, and under the present operating conditions, we believe that sufficient internal cash flow will be available to continue with the development of our ongoing expansion projects.”

SUMMARY FINANCIAL TABLE
			Third Quarter				Year to Date
	1Q09	2Q09	2009	2008	Variance		2009	2008	Variance
					$	%			$	%
	(in millions, except per share amounts and %s; and tons in thousands)
Copper sold – tons	120.3	122.9	137.6	128.9	8.7	6.7%	380.8	367.0	13.8	3.8%

Net sales	$622.0	$824.5	$1,151.8	$1,440.1	$(288.3)	(20.0)%	$2,598.3	$ 4,401.1	$(1,802.8)	(41.0)%
Cost of sales	375.5	419.5	529.9	645.8	(115.9)	(17.9)%	1,324.8	1,716.8	(392.0)	(22.8)%
Operating income	144.1	303.2	508.7	675.9	(167.2)	(24.7)%	956.1	2,333.1	(1,377.0)	(59.0)%
EBITDA (1)	225.7	380.4	591.8	781.2	(189.4)	(24.2)%	1,197.9	2,601.1	(1,403.2)	(53.9)%
EBITDA margin	36.3%	46.1%	51.4%	54.2%	(2.8)%	(5.2)%	46.1%	59.1%	(13.0)%	(22.0)%
Net Income attributable to SCC	$ 78.7	$175.0	$ 312.5	$ 417.8	$ (105.3)	(25.2)%	$ 566.1	$ 1,531.3	$ (965.2)	(63.0)%
Net income margin	12.7%	21.2%	27.1%	29.0%	(1.9)%	(6.6)%	21.8%	34.8%	(13.0)%	(37.4)%
Income attributable to SCC per share	$ 0.09	$ 0.21	$ 0.37	$ 0.47	$ (0.10)	(21.3)%	$ 0.67	$ 1.73	$ (1.1)	(61.3)%
Capital expenditures	$ 63.5	$142.7	$ 110.6	$ 137.6	$ (27.0)	(19.6)%	$ 316.7	$ 320.6	$ (3.9)	(1.2)%
Exploration	$ .5.4	$ 5.0	$ 7.1	$ 8.5	$ (1.4)	(16.5)%	$ 17.5	$ 25.5	$ (8.0)	(31.4)%

(1)	See reconciliation between “Net income attributable to SCC” and EBITDA on http://www.southernperu.com/InvestorRelations/InvestorInformation/EBITDA1/tabid/314/Default.aspx

Production

The Company’s operations have been performing soundly and production goals are being achieved.

Copper production in the 3Q09 exceeded the plan and increased 1.3% to 120,240 tons from 118,657 tons in the 3Q08.  That increase was the result of 1,206 tons of higher production at the La Caridad mine due to better ore grades and recoveries and a net increase of 333 tons at the Peruvian mines.

In the 3Q09, molybdenum production increased 14.3% to 5,191 tons, compared to 4,541 tons in 3Q08.  Higher ore grades and recoveries made possible an increase of 631 tons at La Caridad and 734 tons production at the Cuajone mine. These increases were partially offset by 715 tons of lower production at the Toquepala mine due to lower ore grades.

Zinc mine production in the 3Q09 exceeded by 3.5% the 3Q08 production. Charcas and Santa Barbara mines produced higher ore grades and Santa Eulalia and Charcas mines increased recovery. The refined zinc production was 4.2% higher for the same period as a result of the improved performance of the San Luis Potosi zinc refinery.

Capital Expenditures

SCC’s capital spending programs continued on track during the 3Q09.  The Company has been carefully managing all capital expenditures to ensure efficiency on the use of its resources.

The Tia Maria project, which includes the Tia Maria and the La Tapada deposits in the Peruvian region of Arequipa, is expected to produce 120,000 tons of SX-EW copper cathodes per year.  The approved budget for the project is $934 million.  Through September 30 of this year, $250.4 million has been spent on this project.  The detailed engineering is in progress.  Current work on the project includes equipment fabrication and some early construction work (access roads and platforms). The environmental impact assessment (EIA) for the power line and support facilities has been approved by the Peruvian authorities and construction is underway. Bids for the construction management contract are being evaluated, while additional drilling is continuing to evaluate water resources.

As of September 30, 2009, the Company has expended $74.9 million on the Toquepala concentrator expansion. Proposals for detailed engineering are in the final evaluation stage and work is scheduled to commence in the fourth quarter of this year. One 320 ton truck and two 49HR drilling machines were put in operation, while the second 73 cubic yard shovel is in its final stage of assembly. Civil works for the push back substation expansion were completed, and electrical equipment installation is almost finished. The environmental impact study is currently being conducted and is also expected to be completed in the fourth quarter of 2009.

After expending $15.7 million the by-product treatment plant at the La Caridad metallurgical complex was completed in September and is currently in operation. This plant was recently distinguished winning the first prize in an important nationwide contest to promote waste recycling.

With a total investment of $17.2 million, the lime plant at Agua Prieta, which is 100 kilometers north of the La Caridad mine, was fully modernized to comply with environmental regulations and to meet the lime requirements of the Mexican operations.  A vertical Maerz furnace will reduce the consumption of natural gas to a third of its current level and we expect costs to be reduced by 45%.  No load tests and refractory drying were started in September. The start of operations has been schedule for this October.

The El Arco project is a world class copper deposit in the central part of the Baja California peninsula, with estimated resources of over 1.3 billion tons.  It is expected to produce 190,000 tons of copper and 105,000 ounces of gold annually.    The Company has recently invested $5.4 million in land acquisition related to the project. In addition, a set of studies have been completed evaluating alternatives to provide El Arco with water and electric power needs. The Company will consider the development of this project subject to appropriate investment conditions for the mining industry.

Cananea Strike

On April 14, 2009, the Mexican Federal Labor Court issued a resolution, based on force majeure, approving the termination of Cananea’s labor relationships with individual and unionized employees, as well as the termination of its collective bargaining agreement with its employees and with the National Mining and Metal Workers Union. This ruling has been challenged before federal tribunals.

Conference call

The Company’s second quarter earnings conference call will be held on October 23, 2009 beginning at 10:00 A.M. – EST (9:00 A.M. Mexico City and Lima time).

To participate:

Dial-in number:	866-371-3858 in the U.S 832-445-1647 outside the U.S.
Genaro Guerrero, Vice President, Finance and Chief Financial Officer Raul Jacob, Manager of Financial Planning and Investor Relations
Conference ID:	35926988 and “Southern Copper Third Quarter 2009 Results”

AVERAGE METAL PRICES:

	LME	COMEX
	Copper	Copper	Molybdenum	Zinc	Silver	Gold
	($/lb)	($/lb)	($/lb)	($/lb)	($/oz)	($/oz)
1Q 2009	1.56	1.57	8.75	0.53	12.63	908.71
2Q 2009	2.12	2.15	9.10	0.67	13.75	921.51
3Q 2009	2.66	2.67	14.50	0.80	14.76	960.06
9 Months 2009	2.11	2.13	10.78	0.67	13.71	930.09

1Q 2008	3.54	3.53	33.01	1.10	17.62	926.78
2Q 2008	3.83	3.80	32.76	0.96	17.17	895.95
3Q 2008	3.48	3.45	33.27	0.80	14.92	869.58
9 Months 2008	3.62	3.59	33.01	0.95	16.57	897.43

Average year 2008	3.16	3.13	28.42	0.85	14.97	871.71

Variance: 3Q09 vs. 3Q08	(23.6)%	(22.6)%	(56.4)%	-%	(1.1)%	10.4%
Variance 9M09 vs. 9M08	(41.7)%	(40.7)%	(67.3)%	(29.5)%	(17.3)%	3.6%

        Source: Silver – COMEX; Gold and Zinc – LME; Molybdenum – Metals Week Dealer Oxide.

PRODUCTION AND SALES:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	%	2009	2008	%
Copper (tons)
Mined	120,240	118,657	1.3%	359,288	363,767	(1.2)%
Smelted	111,683	103,129	8.3%	372,504	358,624	3.9%
Refined	108,116	102,348	5.6%	333,938	338,121	(1.2)%
Rod	14,381	20,992	(31.5)%	44,062	58,934	(25.2)%
Sales	137,620	128,948	6.7%	380,778	366,968	3.8%

Molybdenum (tons)
Mined	5,191	4,541	14.3%	13,635	12,363	10.3%
Sales	5,134	4,566	12.4%	13,566	12,504	8.5%

Zinc (tons)
Mined	27,822	26,880	3.5%	82,504	79,214	4.2%
Refined	20,165	19,345	4.2%	72,490	69,260	4.7%
Sales	26,111	25,612	1.9%	77,967	74,024	5.3%

Silver (000s ounces)
Mined	3,331	3,039	9.6%	9,839	9,209	6.8%
Refined	3,298	3,065	7.6%	9,287	8,145	14.0%
Sales	4,949	4,693	5.5%	13,221	11,112	19.0%

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2009	2008	VAR %	2009	2008	VAR %
	(in thousands, except for per share amounts)

Net sales:	$1,151,769	$1,440,077	(20.0)%	$2,598,276	$4,401,079	(41.0)%

Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	529,893	645,798	(17.9)%	1,324,824	1,716,845	(22.8)%
Selling, general and administrative	23,804	25,937	(8.2)%	60,697	77,318	(21.5)%
Depreciation, amortization and depletion	82,266	83,944	(2.0)%	239,202	248,339	(3.7)%
Exploration	7,075	8,452	(16.3)%	17,498	25,504	(31.4)%
Total operating costs and expenses	643,038	764,131	(15.8)%	1,642,221	2,068,006	(20.6)%

Operating income	508,731	675,946	(24.7)%	956,055	2,333,073	(59.0)%

Interest expense	(25,126)	(25,610)	(1.9)%	(74,402)	(80,275)	(7.3)%
Interest capitalized	(3,287)	2,305	(242.6)%	2,156	4,834	(55.4)%
Gain (loss) on derivative Instruments	(37)	(13,621)	(99.7)%	4,144	(12,700)	(132.6)%
Other income (expense)	760	21,274	(96.4)%	2,628	19,689	(86.7)%
Interest income	845	9,764	(91.3)%	6,018	39,360	(84.7)%

Income before income tax	481,886	670,058	(28.1)%	896,599	2,303,981	(61.1)%

Income taxes	167,661	249,700	(32.9)%	327,099	764,614	(57.2)%

Income net of income tax	314,225	420,358	(25.2)%	569,500	1,539,367	(63.0)%

Less: Net income attributable to non-controlling interest	1,774	2,556	(30.6)%	3,389	8,115	(58.2)%

Net Income attributable to SCC	$312,451	$ 417,802	(25.2)%	$566,111	$1,531,252	(63.0)%

Per common share amounts:
Net income attributable to SCC common shareholders – basic and diluted	$0.37	$0.47	(22.3)%	$0.67	$1.73	(61.6)%
Dividends paid	$0.10	$0.57	(82.5)%	$0.26	$1.61	(83.7)%

Weighted average shares outstanding (Basic and diluted)	850,009	882,696		850,929	883,165

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
	September 30,	December 31,	September 30,
	2009	2008	2008
ASSETS		(in thousands)
Current assets:
Cash and cash equivalents	$413,280	$ 716,740	$ 1,175,648
Short-term investments	25,956	62,376	83,038
Accounts receivable	466,688	133,588	439,161
Inventories	417,657	451,597	492,521
Prepaid, deferred taxes and other assets	79,441	189,392	159,630
Total current assets	1,403,022	1,553,693	2,349,998

Property, net	3,942,922	3,810,508	3,667,518
Leachable material, net	119,520	156,294	168,032
Intangible assets, net	114,335	115,059	114,510
Deferred income tax	45,060	83,106	-
Other assets, net	51,661	45,664	46,653
Total assets	$5,676,520	$5,764,324	$6,346,711

LIABILITIES
Current liabilities:
Current portion of long-term debt	$10,000	$ 10,000	$ 10,000
Accounts payable	231,407	413,351	289,717
Income taxes	17,904	34,378	76,940
Due to affiliates	5,079	8,965	8,738
Accrued workers’ participation	93,427	205,466	219,856
Interest	18,983	40,968	11,934
Other accrued liabilities	35,307	24,335	36,977
Total current liabilities	412,107	737,463	654,162

Long-term debt	1,275,182	1,279,972	1,284,911
Deferred income taxes	120,766	169,342	196,855
Other liabilities	162,332	164,141	284,093
Asset retirement obligation	34,489	18,007	14,462
Total non-current liabilities	1,592,769	1,631,462	1,780,321

STOCKHOLDERS' EQUITY
Common stock	419,457	488,219	587,434
Accumulated comprehensive income	3,235,359	2,893,040	3,309,008
Total stockholders' equity	3,654,816	3,381,259	3,896,442
Non controlling interest	16,828	14,140	15,786
Total Equity	3,671,644	3,395,399	3,912,228

Total liabilities and equity	$5,676,520	$5,764,324	$ 6,346,711

As of September 30, 2009 and December 31, 2008 there were 850.0 million shares and 854.9 million shares outstanding, respectively.

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(in thousands)
OPERATING ACTIVITIES
Net income attributable to SCC	$312,451	$417,802	$566,111	$1,531,252
Depreciation, amortization and depletion	82,266	83,944	239,202	248,339
Capitalized leachable material	-	-	-	(2,246)
Non-controlling interest	1,774	2,556	3,389	8,115
Cash provided from (used for) operating assets and liabilities	12,885	247,877	(501,673)	(132,397)
Other, net	(28,753)	(51,839)	(10,300)	(40,571)
Net cash provided from (used for) operating activities	380,623	700,340	296,729	1,612,492

INVESTING ACTIVITIES
Capital expenditures	(110,559)	(137,627)	(316,740)	(320,573)
Other, net	9,673	68,364	42,418	91,123
Net cash used for investing activities	(100,886)	(69,263)	(274,322)	(229,450)

FINANCING ACTIVITIES
Debt repaid	-	-	(5,000)	(155,025)
Dividends paid	(86,322)	(503,543)	(224,128)	(1,416,437)
SCC Common shares buyback	(337)	(68,471)	(71,903)	(68,471)
Distributions to non-controlling interest	(381)	(2,387)	(570)	(9,123)
Other	351	61	990	855
Net cash used for financing activities	(86,689)	(574,340)	(300,611)	(1,648,201)

Effect of exchange rate changes on cash	(15,308)	(31,348)	(25,256)	31,535

Increase in cash and cash equivalents	177,740	25,389	(303,460)	(233,624)

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and has the largest copper reserve of any listed company.  The Company is a NYSE and Lima Stock Exchange listed company that is 80% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 20% ownership interest is held by the international investment community.  The Company operates mining units and metallurgical facilities in Mexico and Peru and conduct exploration activities in Mexico, Peru and Chile.

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.